EXHIBIT 10.36


                                 PROMISSORY NOTE

$35,000

                                                                    July 7, 2000

     For value received, and intending to be legally bound, Pawnbroker.com, Inc., a Delaware Corporation (the "Maker"), hereby unconditionally and irrevocably promises to pay to the order of Landenburg, Thalmann & Co. Inc. (the "Payee"), at such place as Payee may designate in writing, in lawful money of the United States of America, the sum of Thirty Five Thousand Dollars ($35,000) on the earlier of (i) the funding of the first draw down under that certain Common Stock Purchase Agreement between Maker and Gestrow Investments Limited or
(ii) December 31, 2000.

     Interest on the principal balance hereof shall accrue at the rate of ten percent (10%) per annum from and after the due date as aforesaid; and for so long as any part of the principal amount remains outstanding thereafter.

     This Promissory Note may be prepaid in whole or in part at any time or from time to time without premium or penalty.

     For purposes of this Promissory Note, an "Event of Default" shall occur if the Maker shall: (i) fail to pay the entire principal amount of this Promissory when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings.

     In the event that an Event of Default has occurred, the Payee or any other holder of this Promissory Note may, by notice to the Maker, declare this entire Promissory to be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Promissory Note shall automatically become due and payable without any notice or other action by Payee.

     The nonexercise or delay by the Payee or any other holder of this Promissory Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. No waiver of any right shall be effective unless in writing signed by the Payee, and no waiver on one (1) or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

     Should any part of the indebtedness evidenced hereby be collected by law or through an attorney-at-law, the Payee or any other holder of this Promissory Note shall, if permitted by applicable law, be entitled to collect from the Maker all reasonable costs of collection, including, without limitation, attorneys' fees.

     Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Promissory Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note.

     This Promissory Note shall be binding upon the successors and assigns of the Maker, and shall be binding upon, and inure to the benefit of, the successors and assigns of the Payee.


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     This  Promissory Note shall be governed by and construed in accordance with the internal laws of the State of New York. All disputes between the Maker and the Payee relating in any way to this Promissory Note shall be resolved only by state and federal courts located in New York County, New York, and the courts to which an appeal therefrom may be taken.

     IN WITNESS WHEREOF, the undersigned Maker has executed this Promissory Note as of July 7, 2000.

                                     MAKER:

                                     PAWNBROKER.COM, INC.


                                     By:  /s/ Neil McElwee
                                          ------------------------------------
                                     Its: Neil A. McElwee, CEO